UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): July 18, 2000


                             FIRST MARINER BANCORP
             (Exact Name of Registrant as Specified in its Charter)

           Maryland                        000-21815             521834860
(State or Other Jurisdiction of   (Commission File Number)  (I.R.S. Employer
Incorporation or Organization                                Identification No.)


              1801 South Clinton Street, Baltimore, Maryland 21224 (Address of Principal Executive Offices and Zip Code)

        Registrants telephone number, including area code: (410) 342-2600

          (Former Name or Former Address if Changed Since Last Report)


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Item 4. Change in Registrant's Certifying Accountant.

The Board of Directors of First Mariner Bancorp ("First Mariner") approved the change in accountants from its current independent public accountant, KPMG LLP ("KPMG"), to Stegman & Co., effective July 18, 2000.

First Mariner believes that for the two fiscal years ended December 31, 1999, and the subsequent interim period through July 18, 2000, First Mariner and KPMG did not have any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG, would have caused it to make reference in connection with its report on First Mariner's financial statements to the subject matter of the disagreement. The decision to terminate KPMG as First Mariner's independent public accountants was approved by First Mariner's audit committee.

The report of KPMG on First Mariner's financial statements for the years ended December 31, 1998 and December 31, 1999 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During that period, there were no "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Act of 1933.

First Mariner has requested that KPMG furnish a letter addressed to the Securities and Exchange Commission stating whether KPMG agrees with the above statements. Pursuant to Item 304(a)(3) of Regulation S-K, First Mariner shall file the letter as Exhibit 16 to this report within 10 business days after the filing of this report and within two business days of receipt of such letter.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, First Mariner has duly caused this statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  July 25, 2000                      FIRST MARINER BANCORP


                                          By: /s/Joseph A. Cicero
                                              ----------------------------------
                                              Joseph A. Cicero, President and
                                                Chief Operating Officer




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